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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): December 6, 2001


                           EDGE PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                     000-22149               76-0511037
 (State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
       of incorporation)                                    Identification No.)


                              TEXACO HERITAGE PLAZA
                             1111 BAGBY, SUITE 2100
                              HOUSTON, TEXAS 77002
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (713) 654-8960


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ITEM 5.           OTHER EVENTS.

      On December 6, 2001, the Company agreed to settle its previously reported litigation with BNP Petroleum Corporation, Seiskin Interests, Ltd., Pagenergy Company, LLC and GAP Marketing Company, LLC. Pursuant to the settlement, the Company has agreed to pay $2.5 million and to release its claims to interests in an area known as the Slick Prospect in Duval County, Texas. The parties to the settlement have agreed to the dismissal of all claims, both in the 229th Judicial District Court of Duval County, Texas and in the 165th District Court in Harris County, Texas. The parties have also agreed to have set aside the judgment of the 229th Judicial District Court of Duval County, Texas against the Company and to a mutual release of all claims. The Company expects this settlement to result in an approximate $3.5 million charge to earnings in the fourth quarter of 2001.

      Statements in this document, including but not limited to those relating to the above-described litigation, its outcome and effects and any other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements are described in the Company's most recent Form 10-K and other filings with Securities and Exchange Commission.



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                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EDGE PETROLEUM CORPORATION


                            By: /s/ MICHAEL G. LONG
                                    ----------------------------------------
                                    Michael G. Long
                                    Sr. Vice President & Chief Financial Officer



Date:  December 10, 2001



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